UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2011

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Ascent Capital Group, Inc. (“Ascent” or the “Company”) with the Securities and Exchange Commission on October 14, 2011 (the “Initial 8-K”), pursuant to which the Company furnished certain financial statements of Monitronics International, Inc. (“Monitronics”), the Company’s wholly-owned subsidiary, and disclosed the Monitronics Adjusted EBITDA for the year ended December 31, 2010, and for each quarter of 2010.  Ascent is filing this amendment to supplement the materials provided in the Initial 8-K.

Item 2.02 Results of Operations and Financial Condition/ Item 7.01.  Regulation FD Disclosure.

Ascent acquired 100% of the outstanding capital stock of Monitronics on December 17, 2010.  In connection with the acquisition, Monitronics changed its fiscal year end from June 30th to December 31st.  As a supplement to the financial statements included in the Initial 8-K, Ascent is furnishing, as Exhibit 99.3 hereto, audited consolidated financial statements for Monitronics and its subsidiaries for the six months ended December 31, 2010, which is divided into two periods: July 1, 2010 to December 16, 2010 (the predecessor period) and December 17, 2010 to December 31, 2010 (the successor period).

The information furnished pursuant to this Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.3

Monitronics International, Inc. and subsidiaries consolidated financial statements (audited) (for the periods July 1, 2010 through December 16, 2010 (Predecessor) and December 17, 2010 through December 31, 2010 (Successor))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.3

Monitronics International, Inc. and subsidiaries consolidated financial statements (audited) (for the periods July 1, 2010 through December 16, 2010 (Predecessor) and December 17, 2010 through December 31, 2010 (Successor))